UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2008

CAPITOL BANCORP LTD.
(Exact Name of Registrant as Specified in its Charter)
____________________________

Michigan (State or other jurisdiction of incorporation)	001-31708 (Commission File No.)	38-2761672 (IRS Employer Identification No.)

Capitol Bancorp Center
200 Washington Square North, Lansing, Michigan 48933
(Address of Principal Executive Offices)  (Zip Code)

(517) 487-6555
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

The following exhibits are filed herewith in connection with the Registration Statement on Form S-3 (File Nos. 333-151111 and 333-151111-04) filed by Capitol Bancorp Ltd. (the “Company”) and Capitol Trust XII (the “Trust”) with the Securities and Exchange Commission.  In connection with the Registration Statement, on June 19, 2008, the Company and the Trust announced the commencement of an offering of $30 million aggregate liquidation amount of the Trust’s preferred securities, representing preferred beneficial interests in the Trust for sale in an underwritten public offering (the “Offering”).

The purpose of this Current Report is to file with the Securities and Exchange Commission (i) the form of Underwriting Agreement in connection with the Offering and (ii) the form of opinion of Miller, Canfield, Paddock and Stone, P.L.C., relating to certain tax matters.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement.

8.1	Form of Opinion of Miller, Canfield, Paddock and Stone, P.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2008	CAPITOL BANCORP LTD. (Registrant) /s/ Cristin K. Reid Cristin K. Reid Corporate President

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Form of Underwriting Agreement.

8.1	Form of Opinion of Miller, Canfield, Paddock and Stone, P.L.C.